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                                    EXHIBIT 1


                         AGREEMENT AS TO JOINT FILING OF
                         AMENDMENT NO. 1 TO SCHEDULE 13G


      Each of the undersigned hereby affirms that he or it is individually eligible to use Schedule 13G and agrees that this Schedule 13G is filed on his or its behalf.

                                                           December 29, 1999


                                              /s/ Allan W. Fulkerson
                                            ------------------------------
                                                  Allan W. Fulkerson


                                         CCP CAPITAL, INC.



                                         By:  /s/ Richard F. Cook, Jr.
                                            ------------------------------
                                                  Richard F. Cook, Jr.
                                                  Vice President


                                         CENTURY CAPITAL MANAGEMENT, INC.


                                         By:  /s/ Richard F. Cook, Jr.
                                            ------------------------------
                                                  Richard F. Cook, Jr.
                                                  Managing Director

                                         CCP CAPITAL II, LLC



                                         By:  /s/ Richard F. Cook, Jr.
                                            ------------------------------
                                                  Richard F. Cook, Jr.
                                                  Managing Member